     As filed with the Securities and Exchange Commission on July 24, 1996

                                                      Registration No. 333-07175
     ===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             THE LOEWEN GROUP INC.
            (Exact name of registrant as specified in its charter)

                               British Columbia
        (State or other jurisdiction of incorporation or organization)

                                     7261
           (Primary Standard Industrial Classification Code Number)

                                  98-0121376
                    (I.R.S. Employer Identification Number)

                              4126 Norland Avenue
                           Burnaby, British Columbia
                                Canada V5G 3S8
                                (604) 299-9321
 (Address, including postal or zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Timothy R. Hogenkamp
                       Loewen Group International, Inc.
                        50 East RiverCenter, Suite 800
                           Covington, Kentucky 41011
                                (606) 431-6663
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:
       Dwight K. Hawes                               Michelle L. Johnson
   Vice-President, Finance                    Thelen, Marrin, Johnson & Bridges
    The Loewen Group Inc.                           Two Embarcadero Center
     4126 Norland Avenue                                  Suite 2100
  Burnaby, British Columbia                    San Francisco, California 94111
       Canada V5G 3S8

     Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to the Exchange Notes has been filed with the Securities and Exchange Commission. Exchange Notes may not be issued nor may offers to exchange be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to exchange nor shall there be any issuance of Exchange Notes in any State in which such offer, solicitation or sale would be lawful prior to registration or qualification under the securities laws of any such State.



                             SUBJECT TO COMPLETION
     Prospectus
     ----------

                             THE LOEWEN GROUP INC.
                              4126 Norland Avenue
                           Burnaby, British Columbia
                                 Canada V5G 3S8

                            1,216,011 Common Shares

          The Common shares without par value (the "Common Shares") of The Loewen Group Inc., a corporation organized under the laws of British Columbia ("Loewen"), offered hereby (the "Offered Shares") are being sold by certain shareholders of Loewen (collectively, the "Selling Shareholders"). Loewen will receive none of the proceeds from the sale of the Offered Shares. Information regarding the Selling Shareholders is set forth herein under the heading "Selling Shareholders."

          The Common Shares currently are traded on The Nasdaq National Market under the symbol "LWNG." On July 22, 1996, the closing price per Common Share on The Nasdaq National Market was $28.00

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          Some or all of the Offered Shares may be offered for sale from time to time by the Selling Shareholders on The Nasdaq National Market at such prices and on such terms as may then be obtainable, in negotiated transactions, or otherwise. In addition, the Selling Shareholders may engage in short sales, short sales against the box and other transactions in the Common Shares or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the Offered Shares in connection therewith. Brokers executing orders are expected to charge normal commissions, and the proceeds to the Selling Shareholders will be net of brokerage commissions. This Prospectus may be used by the Selling Shareholders or by any broker-dealer who may participate in sales of the Offered Shares. Loewen will pay the expenses of the preparation of this Prospectus, but all commissions, transfer taxes, and other expenses associated with the sales of the Offered Shares will be paid by the Selling Shareholders.

          No person is authorized by Loewen or the Selling Shareholders to give any information or to make any representations other than those contained in this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that there has been no change in the information contained herein since the date hereof.




                              -------------------


                  The date of this Prospectus is July __, 1996

                             AVAILABLE INFORMATION

     Loewen has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 covering the Offered Shares (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Shares are quoted on The Nasdaq National Market and are traded on The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of The Nasdaq Stock Market at 1735 "K" Street, N.W., Washington, D.C. 20006, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

                             FINANCIAL INFORMATION

     All dollar amounts in financial statements incorporated by reference into this Prospectus are in United States dollars ("U.S.$" or "$") unless otherwise indicated. References to "Cdn.$" are to Canadian dollars.

     The consolidated financial statements of Loewen, its subsidiaries and associated entities (the "Company") included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in Note 21 to the Company's 1995 Consolidated Financial Statements, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn$1.3217.

                                  THE COMPANY

     The Loewen Group Inc. operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral services through its operating locations and the pre-need selling of cemetery and cremation services through certain of its operating locations. As of July 19, 1996, the Company operated 903 funeral homes (not all of which are wholly owned) throughout North America. This included 790 funeral homes in the United States (including locations in Puerto Rico) and 113 funeral homes in Canada. In addition, as at such date, the Company operated 243 cemeteries in the United States and six cemeteries in Canada. As at the close of business on July 19, 1996, the Company had negotiated agreements for the acquisition of a further
61 funeral homes and 65 cemeteries in the United States and five funeral homes in Canada.

                              SELLING SHAREHOLDERS

     Certain of the Selling Shareholders listed in the following table have indicated their intention to sell some or all of the Offered Shares set forth opposite their respective names. The following table assumes that each of the Selling Shareholders will sell all of the Offered Shares set forth opposite such Selling Shareholder's name. However, one or more of the Selling Shareholders may sell only a small portion of or none of the Offered Shares set forth opposite such Selling Shareholder's name.

                                               COMMON SHARES                           COMMON SHARES
                                            BENEFICIALLY OWNED                      BENEFICIALLY OWNED
                                           PRIOR TO THE OFFERING                    AFTER THE OFFERING
                                          -----------------------      NUMBER OF    -------------------
                                            NUMBER      PERCENT         SHARES       NUMBER    PERCENT
                                               OF           OF        TO BE SOLD       OF        OF
                                           SHARES(1)    CLASS(1)    IN THE OFFERING  SHARES     CLASS
NAME OF SHAREHOLDER                       -----------  ----------   --------------- --------  ---------
- -------------------

Provident Indemnity Life Insurance           558,519        .948%        558,519        -0-         --
 Company(2)(3)
Berger & Montague, P.C.(2)                   281,481        .478%        281,481        -0-         --
Provident American Corporation(2)(3)         160,000        .272%        160,000        -0-         --

Honorine and John Flanagan(4)                148,630        .252%        132,930     15,700      .027%
Honorine Flanagan(4)(5)                       84,081        .143%         83,081      1,000       nil

________________

(1)  Determined as of July 23, 1996.

(2) The Offered Shares to be sold by Provident American Corporation ("PAMCO"), Provident Indemnity Life Insurance Company ("PILIC") and Berger & Montague, P.C. (collectively, the "Provident Shareholders") are included in this Registration Statement pursuant to registration rights granted by Loewen in connection with the settlement of certain litigation. Loewen has agreed to pay all expenses of registering the shares on behalf of the Provident Shareholders other than underwriting or broker-dealer discounts and commissions and any fees or disbursements of the Provident Shareholders' counsel. Loewen and each of the Provident Shareholders have agreed to indemnify each other against certain liabilities under the Securities Act.

(3) PILIC is a wholly-owned subsidiary of PAMCO. Accordingly, PAMCO may be deemed to have shared power to direct the vote or the disposition of the Common Shares owned by PILIC.

(4) The Offered Shares to be sold by Honorine Flanagan, individually, and by Honorine and John Flanagan (collectively, the "Flanagans") are included in this Registration Statement pursuant to certain registration rights granted by Loewen in connection with the acquisition by Loewen from the Flanagans of certain properties located in California. Loewen has agreed to pay all expenses of registering the Offered Shares on behalf of the Flanagans other than underwriting or broker-dealer discounts and commissions and any fees or disbursements of the Flanagans' counsel. Honorine Flanagan is a director of Loewen Group International, Inc., a wholly-owned subsidiary of Loewen that serves as the holding company for the United States assets and operations of the Company ("LGII"). She also is an officer of several subsidiaries of LGII. Honorine and John Flanagan are husband and wife.

(5) Includes 1,000 Common Shares subject to an employee stock option that is currently exercisable.

                             PLAN OF DISTRIBUTION

     It is anticipated that the Offered Shares that the Selling Shareholders elect to sell will be offered by the Selling Shareholders through broker-dealers who will receive ordinary brokers' commissions in connection with such sales. The Offered Shares may be sold on The Nasdaq National Market, in negotiated transactions, or otherwise, and participating broker-dealers may act as agents or principals, or both, in connection with such sales. Loewen has not entered into any agreements for the sale of the Offered Shares.

                       CERTAIN RESTRICTIONS ON TRANSFER

     The Offered Shares issued to the Provident Shareholders were issued pursuant to a private placement exemption under the laws of British Columbia, Canada. Such Offered Shares may not be traded in British Columbia until the expiration of a one-year hold period that commenced on March 19, 1996 (the "British Columbia Hold Period"). Until the British Columbia Hold Period expires on March 18, 1997, a certificate representing such Offered Shares cannot be traded through the facilities of The Toronto Stock Exchange or on The Montreal Exchange since the certificate is not freely transferable and consequently is not "good delivery" in settlement of transactions on The Toronto Stock Exchange or on The Montreal Exchange. Such Offered Shares will bear legends describing the British Columbia Hold Period and the related trading restrictions imposed by The Montreal Exchange and The Toronto Stock Exchange until the relevant British Columbia Hold Period has expired.


     LOEWEN HAS BEEN ADVISED BY THE NASDAQ STOCK MARKET THAT THE CERTIFICATES REPRESENTING THE OFFERED SHARES WILL BE FREELY TRADEABLE ON THE NASDAQ NATIONAL MARKET.

                                    EXPERTS

     The consolidated financial statements of Loewen incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Offered Shares will be passed upon for Loewen by Russell & DuMoulin, Vancouver, British Columbia, Canada.

          ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AGAINST LOEWEN

     Loewen is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons, and officers are residents of Canada, and all or a portion of the assets of such persons and of Loewen are located outside the United States. As a result, it may be difficult or impossible for United States holders of the Common Shares to effect service within the United States upon Loewen (although it may be possible to effect service upon direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents heretofore filed by Loewen with the Commission are hereby incorporated herein by reference: (i) Loewen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed March 28, 1996 (as amended on Form 10-K/A filed June 20, 1996); (ii) Current Reports on Form 8-K dated January 3, 1996, January 17, 1996, January 24, 1996, January 26, 1996, February 6, 1996,
February 12, 1996, February 27, 1996, March 4, 1996, March 13, 1996, March 20,
1996, March 26, 1996, (as amended on Form 8-K/A, filed June 10, 1996, and as further amended on Form 8-K/A-2 filed on July 5, 1996), March 31, 1996, May 1, 1996, May 8, 1996, May 24, 1996, May 31, 1996, June 4, 1996, June 6, 1996, June
21, 1996 and July 3, 1996; (iii) Quarterly Report on Form 10-Q for the quarter ended March 30, 1996, filed May 15, 1996; and (iv) the description of the Common Shares contained in Loewen's Form 20-F Registration Statement filed March 30, 1990, including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Loewen will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits to any such document unless such exhibits are specifically incorporated by reference into such document). Requests for such copies should be directed to the Corporate Secretary of Loewen, 4126 Norland Avenue, Burnaby, British Columbia, Canada V5G 3S8, telephone number (604) 299-9321.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the deliver of this Prospectus or any sale made pursuant to this Prospectus create any implication that information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.



                               TABLE OF CONTENTS

                                                              Page
                                                              ----

Available Information.......................................  2
Financial Information.......................................  2
The Company.................................................  3
Selling Shareholders........................................  4
Plan of Distribution........................................  5
Certain Restrictions on Transfer............................  5
Experts.....................................................  5
Legal Matters...............................................  5
Enforceability of Certain Civil Liabilities Against Loewen..  5
Incorporation of Certain Information by Reference...........  6

                             THE LOEWEN GROUP INC.



                                 ____________

                                  PROSPECTUS
                                 ____________


                                  __________

                                   1,216,011
                                 COMMON SHARES
                                  __________






                                JULY ____, 1996

                                    PART II

Item 16.  Exhibits.
          --------

     The exhibits required by Item 601 of Regulation S-K are supplied as follows:

     Exhibit
     -------

     5     Opinion of Russell & DuMoulin re legality of Common Shares*
     23.1  Consent of Russell & DuMoulin (see Exhibit 5)*
     23.2  Consent of KPMG
     23.3  Consent of Price Waterhouse LLP*
     23.4  Consent of Richter, Usher & Vineberg*
     23.5  Consent of Altschuler, Melvion and Glasser LLP*
     23.6  Consent of Keith J. Schulte Accountancy Corporation
     23.7  Consent of Hirsch, Oelbaum, Bram & Hanover*
     23.8  Consent of KPMG Peat Marwick LLP*
     24 Power of Attorney (included on the signature pages to this Registration Statement)

___________

*  Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on July 23, 1996.


                                         The Loewen Group Inc.


                                         By:  /s/ Raymond L. Loewen
                                              ---------------------
                                              Raymond L. Loewen
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              Director

     Pursuant to the requirements of the Securities Act, this amendment to registration statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.


Dated:  July 23, 1996          /s/ Raymond L. Loewen
        -------------          ---------------------------------------
                               Raymond L. Loewen
                               Chairman of the Board and Chief Executive
                               Officer and Director
                               (Principal Executive Officer)

Dated:  July 23, 1996          /s/ Timothy R. Hogenkamp*
        -------------          ---------------------------------------
                               Timothy R. Hogenkamp
                               President and Chief Operating Officer
                               and Director
                               (Principal Executive Officer)

Dated:  July 23, 1996          /s/ Paul Wagler
        -------------          ---------------------------------------
                               Paul Wagler
                               Senior Vice-President, Finance and
                               Chief Financial Officer and Director
                               (Principal Financial Officer)

Dated:  July 23, 1996          /s/ William G. Ballantyne
        -------------          ---------------------------------------
                               William G. Ballantyne
                               Senior Vice-President, Financial Control and
                               Administration
                               (Principal Accounting Officer)

Dated:  July 23, 1996          /s/ Kenneth S. Bagnell*
        -------------          ---------------------------------------
                               Kenneth S. Bagnell
                               Director

Dated:  July 23, 1996          /s/ The Honorable J. Carter Beese, Jr.*
        -------------          ---------------------------------------
                               The Honorable J. Carter Beese, Jr.
                               Director

Dated:  July 23, 1996          /s/ Earl A. Grollman*
        -------------          ---------------------------------------
                               Earl A. Grollman
                               Director

Dated:  July 23, 1996          /s/ Harold E. Hughes*
        -------------          ---------------------------------------
                               Harold E. Hughes
                               Director

Dated:  July 23, 1996          /s/ Peter S. Hyndman*
        -------------          ---------------------------------------
                               Peter s. Hyndman
                               Director

Dated:  July 23, 1996          /s/ Albert S. Lineberry, Sr.*
        -------------          ---------------------------------------
                               Albert S. Lineberry, Sr.
                               Director

Dated:  July 23, 1996          /s/ Charles B. Loewen*
        -------------          ---------------------------------------
                               Charles B. Loewen
                               Director

Dated:  July 23, 1996          /s/ Robert B. Lundgren*
        -------------          ---------------------------------------
                               Robert B. Lundgren
                               Director

Dated:  July 23, 1996          /s/ James D. McLennan*
        -------------          ---------------------------------------
                               James D. McLennan
                               Director

Dated:  July 23, 1996          /s/ Ernest G. Penner*
        -------------          ---------------------------------------
                               Ernest G. Penner
                               Director

Dated:  July 23, 1996          /s/ The Right Honorable John N. Turner,
        -------------              P.C., C.C., Q.C.*
                               ---------------------------------------
                               The Right Honorable John N. Turner,
                               P.C., C.C., Q.C.
                               Director



*  By:  /s/ Raymond L. Loewen
        ---------------------
        Raymond L. Loewen
        Attorney-In-Fact

                 AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


The undersigned is Loewen's authorized representative in the United States.


Dated:  July 23, 1996          /s/ Timothy R. Hogenkamp*
        -------------          ----------------------------------
                               Timothy R. Hogenkamp

__________

*By:  /s/ Raymond L. Loewen
      -------------------------
      Raymond L. Loewen
      Attorney-In-Fact

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby appoints Raymond L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.


Dated:  July 23, 1996                       /s/ Paul Wagler
        -------------                       ------------------------------------
                                            Paul Wagler
                                            Senior Vice-President, Finance and
                                            Chief Financial Officer and Director
                                            (Principal Financial Officer)

Dated:  July 23, 1996                       /s/ William G. Ballantyne
        -------------                       ------------------------------------
                                            William G. Ballantyne
                                            Senior Vice-President,
                                            Financial Control and Administration
                                            (Principal Accounting Officer)

                                 EXHIBIT INDEX

*Exhibit
- --------

5      Opinion of Russell & DuMoulin re legality of Common Shares*
23.1   Consent of Russell & DuMoulin (see Exhibit 5)*
23.2   Consent of KPMG
23.3   Consent of Price Waterhouse LLP*
23.4   Consent of Richter, Usher & Vineberg*
23.5   Consent of Altschuler, Melvion and Glasser LLP*
23.6   Consent of Keith J. Schulte Accountancy Corporation
23.7   Consent of Hirsch, Oelbaum, Bram & Hanover*
23.8   Consent of KPMG Peat Marwick LLP*
24     Power of Attorney (included on the signature pages to this Registration
         Statement)


- ----------
*Previously filed.